Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-260450, 333-252571 and 333-235373) on Form S-3 and the Registration Statements (No. 333-237485 and 333-260845) on Form S-8 of Ondas Holdings, Inc. of our report dated March 22, 2022, relating to the consolidated financial statements of Ondas Holdings, Inc., appearing in this Annual Report on Form 10-K of Ondas Holdings, Inc. for the year ended December 31, 2021.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, NJ

March 22, 2022